Exhibit 99.1
eTELECARE GLOBAL SOLUTIONS, INC.
Code of Ethics for Senior Executive Officers
     In addition to being bound by all of the provisions of eTelecare Global Solutions, Inc.’s Code of Business Conduct, the Chief Executive Officer, the President, the Chief Financial Officer and key management employees listed on Appendix A attached hereto, (each an “Officer,” and collectively, the “Officers”) are subject to the following additional specific policies contained in this Code of Ethics for Senior Executive Officers (the “Code”):
•	The Officers are responsible for full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with, or submits to, the U.S. Securities and Exchange Commission and in other public communications made by the Company, such as press releases and publicly available conference calls. It is the responsibility of each Officer promptly to bring to the attention of the CEO and CFO any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings. The CFO should bring any issues not promptly addressed by the CEO to the attention of the Chairperson of the Audit Committee (the “Audit Chair”) of the Board of Directors (the “Board”). The determination of whether information is “material” can often times be unclear. If a determination of whether information is “material” becomes the subject of scrutiny, it will be viewed after-the-fact with the benefit of hindsight. Accordingly, Officers are advised to err on the side of caution and promptly bring to the attention of the CEO and CFO any information that they believe may be material.

•	Each Officer shall promptly bring to the attention of the Audit Chair any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

•	Each Officer shall act with honesty and integrity in the performance of his or her duties and shall comply with laws, rules and regulations of federal, state and local governments and other private and public regulatory agencies that affect the conduct of the Company’s business and the Company’s financial reporting.

•	Each Officer shall promptly bring to the attention of the CEO and CFO any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or any violation of this Code. The CFO should bring any issues not promptly addressed by the CEO to the attention of the Audit Chair. In the event the Officer wants to remain anonymous, the Company’s ethics hotline should be used to report this information.

•	Each Officer shall maintain high standards of honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.
     Violations of this Code or any direction given by management or the Board in order to effect the provisions, goals and aims of this Code will be viewed as a severe disciplinary matter that may result in disciplinary action, including termination of employment.
     The Audit Committee of the Board shall consider any request for a waiver of this Code and any amendments to this Code and all such waivers or amendments shall be disclosed promptly as required by law.
     If you have any questions or require additional information regarding this Code, you should contact any of the following individuals:

J. Michael Dodson
Chief Financial Officer
Phone:	480-754-8466
Fax:	888-217-0421
Email:	Mike.Dodson@etelecare.com

Francis Dunn
Chief Accounting Officer and Corporate Controller
Phone:	480-754-8378
Fax:	800-517-1736
Email:	Fran.Dunn@etelecare.com

Larry Vaniver
Director of Internal Audit
Phone:	480-477-1305
Fax:	480-477-1279
Email:	Larry.Vaniver@etelecare.com

Richard Hamlin
Audit Committee Chairman
Phone:	435-640-8983
Email:	richardnhamlin@comcast.net

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